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                                                                      EXHIBIT 12



                 RELIANT ENERGY RESOURCES CORP. AND SUBSIDIARIES
           (A WHOLLY OWNED SUBSIDIARY OF RELIANT ENERGY, INCORPORATED)

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (THOUSANDS OF DOLLARS)

                                                                    YEAR ENDED DECEMBER 31,
                                                     ----------------------------------------------------
                                                       2000       1999       1998       1997       1996
                                                     --------   --------   --------   --------   --------
Income from continuing operations ................   $ 98,228   $103,871   $ 93,824   $ 66,722   $ 95,138

Income taxes for continuing operations ...........     93,272     88,781    111,830     55,781     66,352
                                                     --------   --------   --------   --------   --------

                                                      191,500    192,652    205,654    122,503    161,490
                                                     --------   --------   --------   --------   --------

Fixed charges, as defined:

   Interest expense ..............................    142,861    119,492    111,337    126,150    132,557

   Distribution on trust preferred securities ....         29        357        632      6,596      5,842

   Interest component of rentals charged to
     operating expense ...........................     10,934     10,975      8,485      7,988     10,083
                                                     --------   --------   --------   --------   --------

   Total fixed charges ...........................    153,824    130,824    120,454    140,734    148,482
                                                     --------   --------   --------   --------   --------

Earnings, as defined .............................   $345,324   $323,476   $326,108   $263,237   $309,972
                                                     ========   ========   ========   ========   ========

Ratio of earnings to fixed charges ...............       2.24       2.47       2.71       1.87       2.09
                                                     ========   ========   ========   ========   ========